Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Saga Energy, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof, we, Ilyas Chaudhary, CEO and President, and Dading Soetarso, Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.           The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  March 30, 2012

/s/ Ilyas Chaudhary
Ilyas Chaudhary,
CEO and President

/s/ Dading Soetarso
Dading Soetarso,
Chief Financial Officer